Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Robert W. Weaver
(479) 361-9111
P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE SECOND QUARTER
ENDED JUNE 30, 2006

Tontitown, Arkansas, July 26, 2006......P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $5,241,387 or diluted and basic earnings per share of $.51 for the quarter ended June 30, 2006, and $10,424,746 or diluted and basic earnings per share of $1.01 for the six month period then ended. These results compare to net income of $3,679,592 or diluted and basic earnings per share of $.33, and $6,582,979 or diluted and basic earnings per share of $.59, respectively, for the three and six months ended June 30, 2005.

Operating revenues excluding fuel surcharges were $89,691,702 for the second quarter of 2006, a 7.6% increase compared to $83,321,440 for the second quarter of 2005. Operating revenues excluding fuel surcharges were $180,541,154 for the six months ended June 30, 2006, a 10.5% increase compared to $163,429,915 for the six months ended June 30, 2005.

Robert W. Weaver, President of the Company, commented, “We are very pleased with results for our second quarter. Good utilization and steady demand combined with favorable pricing produced record results for the Company in both earnings per share and net income. Year over year net income improved 42.4% and earnings per share improved 54.5% for the second quarter ended June 30, 2006 as compared to the second quarter ended June 30, 2005.

Revenue per total mile, before fuel surcharge, increased 9.6% to $1.34 from $1.23 for the quarters ended June 30, 2006 and 2005 respectively. The slight decrease in this rate from $1.37 per total mile, before fuel surcharge, for the first quarter of 2006 represents a transition of several lanes from temporary spot rates which included fuel surcharge to longer term contractual rates that break the regular and fuel surcharge rate into separate components.

Total miles were down slightly as a result of one less workday in the second quarter of 2006 compared to 2005 and a decrease in the average number of owner operators contracted with the Company from 70 to 45 for the quarter ended June 30, 2005 and 2006 respectively. However, average total tractors increased by 32 tractors from the first quarter to the second quarter of 2006. The majority of these tractor additions occurred late in the quarter, and as a result the impact of this additional equipment should be more apparent in the third quarter of 2006.

Customer demand remained strong throughout most of our customer base, including the automotive market, which comprised approximately 52% of our total revenue before fuel surcharge for the quarter ended June 30, 2006. While automotive freight for the second quarter 2006 is up slightly when compared to the second quarter of 2005, it is down from 54% reported for the first quarter of 2006.

While we are pleased with our results, we remain keenly aware of the forces at work that have created a sustained volatility in petroleum pricing that has directly affected our fuel cost. This fuel volatility coupled with the cost of hiring, compensating and retaining safe, qualified drivers are currently our most challenging concerns pertaining to operating costs. We will continue to strive to contain the components of these expenses which are in our control in order to mitigate their affect on future earnings and continue to add value for our shareholders.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenue, before fuel surcharge	$89,691,702	$83,321,440	$180,541,154	$163,429,915
Fuel surcharge	13,672,807	7,705,844	23,348,948	13,789,161
	103,364,509	91,027,284	203,890,102	177,219,076

Operating expenses:
Salaries, wages and benefits	31,886,115	31,645,025	65,115,182	62,650,129
Fuel expense	25,964,446	19,423,386	48,218,929	36,475,542
Operating supplies	6,567,565	5,690,890	12,505,734	11,292,149
Rent and purchased transportation	11,640,183	9,423,929	22,989,151	19,255,572
Depreciation and amortization	8,428,137	7,655,598	16,794,349	15,122,468
Operating taxes and license	4,113,597	4,050,020	8,170,470	8,003,792
Insurance and claims	4,092,266	4,531,938	8,287,829	8,630,703
Communications and utilities	628,636	642,738	1,323,334	1,341,828
Other	1,086,722	1,359,208	2,585,156	2,667,249
(Gain) loss on disposition of equipment	(32,791)	57,504	(141,559)	74,253
Total operating expenses	94,374,876	84,480,236	185,848,575	165,513,685

Operating income	8,989,633	6,547,048	18,041,527	11,705,391

Other income (expense):
Interest expense	(236,258)	(365,881)	(643,780)	(619,723)

Total other income (expense)	(236,258)	(365,881)	(643,780)	(619,723)

Income before income taxes	8,753,375	6,181,167	17,397,747	11,085,668
Provision for income taxes	3,511,988	2,501,575	6,973,001	4,502,689

Net income	$5,241,387	$3,679,592	$10,424,746	$6,582,979

Diluted earnings per share	$0.51	$0.33	$1.01	$0.59

Average shares outstanding - Diluted	10,300,548	11,129,910	10,295,313	11,227,466

	Quarter ended June 30,		Six Months Ended June 30,
Truckload Operations	2006	2005	2006	2005

Total miles	58,277,953	59,929,150	116,459,296	117,448,781
Operating ratio*	89.32%	91.78%	89.27%	92.50%
Empty miles factor	5.60%	5.24%	5.47%	5.18%
Revenue per total mile, before fuel surcharge	$1.34	$1.23	$1.36	$1.22
Total loads	79,681	79,272	159,051	157,107
Revenue per truck per work day	$683	$620	$690	$616
Revenue per truck per week	$3,415	$3,100	$3,450	$3,080
Average company trucks	1,776	1,780	1,757	1,778
Average owner operator trucks	45	70	47	72

Logistics Operations
Total revenue	$11,415,706	$9,887,573	$22,560,013	$19,915,673
Operating ratio	94.52%	94.86%	95.17%	95.25%

	As of June 30,
	2006	2005

Long-term debt to book capitalization	11.07%	12.52%
Shareholders’ equity	$176,026,757	$168,258,823
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* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.